Exhibit 10.11

Form of Performance Based Award Agreement

CITIZENS FIRST CORPORATION

2014 MANAGEMENT INCENTIVE PLAN

PERFORMANCE-BASED AWARD AGREEMENT

(SHORT-TERM INCENTIVE)

Citizens First Corporation (the “Company”) hereby grants the undersigned Participant a Performance-Based Award subject to the terms and conditions described in the Citizens First Corporation 2014 Management Incentive Plan (the “Plan”) and this Performance-Based Award Agreement (Short-Term Incentive) (this “Award Agreement”).

1.  Name of Participant:

2.  Performance Period: The 12 month period beginning January 1, 201_ and ending on December 31, 201_ (the “Performance Period”).

3. Target Award As Percentage of Base Salary:  __25%

4. Earning an Award: At the end of the Performance Period, the Participant shall be eligible to receive a cash payment equal to between 0% and 150% of the Target Award based on the achievement of the Performance Objectives set forth in Exhibit A during the Performance Period (the “Award”).

5.  Amount Payable: With respect to the Performance Period, the Committee shall determine the amount payable with respect to the Award based on the level of achievement of the Performance Objectives and any other factors that the Committee deems relevant. The Committee, in its sole discretion, may adjust the amount payable with respect to the Award.

6.  Limitations on Earning an Award: If the Participant’s employment terminates for any reason prior to the end of the Performance Period, the Participant shall forfeit any right to payment with respect to the Award. Notwithstanding the foregoing:

(a)  Death, Disability, Retirement: If the Participant, dies, becomes Disabled or Retires during the Performance Period, the amount of the Participant’s Award shall be equal to the product of (x) the amount that the Committee determines the Participant would have earned for the Performance Period had the Participant continued in the employee of the Company for the entirety of the Performance Period and (y) a fraction, the numerator of which is the number of full months elapsed from the commencement of the Performance Period through the Participant’s termination of employment and the denominator of which is the total number of months in the Performance Period. Payment with respect to the Award will be made at such time as participants are generally paid incentive payments for the Performance Period.

(b) Change in Control: If a Change in Control occurs during the Performance Period and the Participant is terminated by the Company, other than for Cause (but in no event after the end of the Performance Period), the amount of the Participant’s Award shall equal the greater of: (i) the amount payable with respect to the Award as though the Performance Objectives had been satisfied at the “target” level of achievement for the Performance Period; or (ii) the amount that would have been payable with respect to the Awards based on the actual level of achievement of the Performance Objectives through the fiscal quarter ended nearest to the Participant’s termination. The Award will be settled in a lump sum within 60 days following the Participant’s termination.

7.  Form of Payment: The Award shall be payable in cash.

8.  Payment: Provided that the Participant remains employed by the Company or an Affiliate, 100% of the Award shall be paid between January 1 and March 15 of the first fiscal year following the end of the Performance Period.

9.  Miscellaneous:

(a)  Non-Transferability. The Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution.

(b)  Beneficiary. Payments with respect to the Award shall be made to the Participant, except that, in the event of the Participant’s death, payment shall be made to the Participant’s beneficiary. Unless otherwise specifically designated by the Participant in writing, the Participant’s beneficiary shall be the Participant’s spouse or, if none, the Participant’s estate.

(c)  No Right to Continued Service or to Awards. The granting of an Award shall impose no obligation on the Company or any Affiliate to continue the employment of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the employment of the Participant at any time, with or without Cause, which right is expressly reserved.

(d)  Tax Withholding. The Company or an Affiliate, as applicable, will have the power and right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to the Award.

(e)  Requirements of Law. The grant of the Award is subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.

(f)  Governing Law. The Plan and the Award Agreement shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the Commonwealth of Kentucky.

(g)  Award Subject to Plan. The Award is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

(h)  Section 409A of the Code. This Award Agreement is intended, and shall be construed and interpreted, to comply with Section 409A of the Code and if necessary, any provision shall be held null and void to the extent such provision (or part thereof) fails to comply with Section 409A of the Code or the Treasury Regulations thereunder. For purposes of Section 409A of the Code, each payment of compensation under the Award Agreement shall be treated as a separate payment of compensation. Any amounts payable solely on account of an involuntary termination shall be excludible from the requirements of Section 409A of the Code, either as separation pay or as short-term deferrals to the maximum possible extent. Nothing herein shall be construed as the guarantee of any particular tax treatment to the Participant, and the Company shall have no liability with respect to any failure to comply with the requirements of Section 409A of the Code. Any reference to the Participant’s “termination” shall mean the Participant’s “separation from service”, as defined in Section 409A of the Code. In addition, if the Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s termination until the expiration of six months from the date of such termination (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such termination.

(i)  Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

CITIZENS FIRST CORPORATION

By:

Title:

PARTICIPANT

CITIZENS FIRST CORPORATION

2014 MANAGEMENT INCENTIVE PLAN

PERFORMANCE-BASED AWARD AGREEMENT

(SHORT-TERM INCENTIVE)

EXHIBIT A

As described in Section 4 of the Award Agreement, at the end of the Performance Period, the Participant may earn between 0% and 150% of the Target Award based on the achievement of the Performance Objectives set forth below during the Performance Period. When determining the level of achievement of the Performance Goals, the Committee may make such adjustments as it deems equitable to account for unusual or non-recurring items. Performance between two stated levels will be interpolated when determining the percentage of the Target Award earned. Each component of the Target Award is calculated separately and the Participant’s Award for the Performance Period shall equal the sum of each component.

(a)        30% of the Award is based on the Company’s diluted earnings per share, as reported on the Company’s financial statements (“Diluted EPS”), at the end of the Performance Period. The percentage of the Target Award earned will correspond to Company’s Diluted EPS, as set forth below, multiplied by 30%:

Diluted Earnings Per Share	Percentage of Award Component Earned
0%
50%
100%
125%
150%

(b)         20% of the Award is based on the percentage of the Company’s efficiency ratio as reported on the Company’s financial statements (“Efficiency Ratio”) at the end of the Performance Period.  The percentage of the Target Award earned will correspond to Efficiency Ratio, as set forth below, multiplied by 20%:

Efficiency Ratio	Percentage of Award Component Earned
0%
50%
100%
125%
150%

(c)         25% of the Award is based on the percentage of the Company’s non-performing assets compared to the Company’s total assets, each as reported on the Company’s financial statements, at the end of the Performance Period (the “Non-Performing Asset Percentage”). The percentage of the Target Award earned will correspond to Non-Performing Asset Percentage, as set forth below, multiplied by 25%:

Non-Performing Asset Percentage	Percentage of Award Component Earned
0%
50%
100%
125%
150%

(d)         25% of the Award is based on the percentage of the Company’s return on average assets, as reported on the Company’s financial statements, at the end of the Performance Period (the “Return on Average Assets”). The percentage of the Target Award earned will correspond to Return on Average Assets, as set forth below, multiplied by 25%:

Return on Average Assets	Percentage of Award Component Earned
0%
50%
100%
125%
150%